Exhibit 5.2
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DE BRAUW
BLACKSTONE
WESTBROEK

To the Issuer and the Guarantor (as defined below)			Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 17 September 2019		F.J.M. Hengst Advocaat

Our ref.	M32691809/6/20711425/lb

Re:

Dear Sir/Madam,

LYB International Finance II B.V. (the "Issuer")
LyondellBasell Industries N.V. (the "Guarantor'')
EUR 500,000,000 0.875% Guaranteed Notes due 2026 and
EUR 500,000,000 1.625% Guaranteed Notes due 2031 (the "Notes")

1	INTRODUCTION
I act as Dutch legal adviser (advocaat) to the Companies in connection with the Notes and the Registration.
Certain terms used in this opinion are defined in the Annex (Definitions).

2	DUTCH LAW
This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	SCOPE OF INQUIRY
I have examined the following documents:

(a)	A copy of:

(i)	each Agreement signed by each Company;

(ii)	the form of the Notes, including the Guarantee, as included in the Supplemental Indenture;

(iii)	the Registration Statement, including the Base Prospectus, and the Prospectus Supplement; and

(iv)	a copy of the Current Report.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.
Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

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(b)	A copy of:

(i)	each Company's deed of incorporation and (or including) its articles of association, as provided by the Chamber of Commerce (Kamer van Koophandel);

(ii)	each Board Regulation; and

(iii)	each Trade Register Extract.

(c)	A copy of:

(i)	each Corporate Resolution; and

(ii)	each Company Certificate.

(d)	A copy of each Power of Attorney.
In addition, I have obtained the following confirmations on the date of this opinion:

(e)	Confirmation by telephone from the Chamber of Commerce that each Company's most recent Trade Register Extract is up to date.

(f)
Confirmation through eeas.europa.eu/topics/sanctions-policy/8442/consolidated-list-of-sanctions_en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that no Company is included on any Sanctions List.

(g)	In relation to each Company:

(i)	confirmation through https://insolventies.rechtspraak.nl; and

(ii)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;
in each case that the Company is not registered as being subject to Insolvency Proceedings.
I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

4	ASSUMPTIONS
I have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned.

(iii)	Each confirmation referred to in paragraph 3 is true.

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(iv)
Each Agreement has been signed by all parties, all Notes have been or will have been issued, and the Registration Statement and the Prospectus Supplement have been filed with the SEC, in the form referred to in this opinion.

(b)

(i)	All Board Regulations remain in force without modification.

(ii)	Each Corporate Resolution has been duly adopted and remains in force without modification.

(c)

(i)
Each Power of Attorney remains in force without modification and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign any Agreement on behalf of a Company under a Power of Attorney, adversely affects the existence and extent of that authority as expressed in that Power of Attorney.

(ii)	Its Agreements have been signed on behalf of each Company by one of its managing directors or by a person named as authorised representative in the Power of Attorney granted by it.

(d)
All Notes have been or will have been signed on behalf of the Issuer, manually or, with the approval of the managing director concerned, in facsimile by the number of managing directors required by its articles of association.

(e)

(i)	Any Notes offered to the public in the Netherlands have been, are and will be so offered in accordance with the Prospectus Regulation and the Offer Regulations.

(ii)	The Notes have not been, are not and will not be admitted to trading on the regulated market of Euronext Amsterdam or on any other regulated market in the Netherlands.

(iii)
At the time when the Issuer disposed or disposes of the Notes in the context of the offer of the Notes, no Company possessed or possesses inside information (voorwetenschap) in respect of any Company or the trade in the Notes.

(f)	The Issuer is a wholly owned subsidiary of the Guarantor.

(g)	The Issuer does not qualify as a bank (bank) within the meaning of the Wft.

5	OPINION
Based on the documents and confirmations referred to and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to me, I am of the following opinion:

(a)
Each Company has been incorporated and exists as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (in the case of the Issuer) or a public limited liability company (naamloze vennootschap) (in the case of the Guarantor).

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(b)

(i)	Each Company has the corporate power to enter into and perform its Agreements and, in the case of the Issuer, to issue and perform the Notes.

(ii)	Each Company has taken all necessary corporate action to authorise its entry into and performance of its Agreements and, in the case of the Issuer, its issue and performance of the Notes.

(iii)	Each Company has validly signed its Agreements and, in the case of the Issuer, the Notes.

(c)	Each Company's entry into and performance of its Agreements and, in the case of the Issuer, its issue and performance of the Notes, do not violate Dutch law or its articles of association.

6	QUALIFICATIONS
This opinion is subject to the following qualifications:

(a)
This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or emergency measures, (b) rules relating to foreign insolvency proceedings (including foreign Insolvency Proceedings), (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)	Performance of an Agreement in violation of the Sanction Act 1977 (Sanctiewet 1977) will, and otherwise in violation of international sanctions may, violate Dutch law.

(c)
To the extent that Dutch law applies, a legal act (rechtshandeling) performed by a person (including (without limitation) an agreement pursuant to which it guarantees the performance of the obligations of another person and any other legal act having a similar effect) may be nullified by any of its creditors, if (a) it performed the act without an obligation to do so (onverplicht), (b) the creditor concerned was prejudiced as a consequence of the act, and (c) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced.

(d)
To the extent that Dutch law applies, a power of attorney (or other authorisation to the same effect) can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party, and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

(e)

(i)
An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)	A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

(f)	I do not express any opinion on:

(i)	the validity, binding effect or enforceability of any Agreement, the Notes, the Current Report or the Registration Statement;

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(ii)	tax matters.

7	RELIANCE

(a)
This opinion is an exhibit to the Current Report and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Current Report and may not be relied upon for any purpose other than the Registration.

(b)	By accepting this opinion, each person accepting this opinion agrees that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii)
the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to it.

(c)	The Guarantor may:

(i)	file this opinion as an exhibit to the Current Report; and

(ii)	refer to De Brauw giving this opinion under the heading "Item 9.01. Financial Statements and Exhibits" in the Current Report.

(d)
The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.
/s/Ferdinand Hengst
Ferdinand Hengst

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Annex - Definitions
Part 1 - General
In this opinion:
"Agreements" is defined in part 3 (Issue Documents) of this Annex.
"Base Prospectus" is defined in part 3 (Issue Documents) of this Annex.
"Board Regulations" is defined in part 2 (Companies) of this Annex.
"BW" means the Civil Code (Burgerlijk Wetboek).
"Companies" is defined in part 2 (Companies) of this Annex.
"Company Certificate" is defined in part 2 (Companies) of this Annex.
"Corporate Resolution" is defined in various definitions in part 2 (Companies) of this Annex.
"De Brauw" means De Brauw Blackstone Westbroek N.V.
"Dutch law" means the law directly applicable in the Netherlands.
"Guarantee" is defined in part 3 (Issue Documents) of this Annex.
"Guarantor" is defined in part 2 (Companies) of this Annex.
"Indenture" is defined in part 3 (Issue Documents) of this Annex.
"Insolvency Proceedings" means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

"Issuer" is defined in part 2 (Companies) of this Annex.
"its Agreements" is defined in part 3 (Issue Documents) of this Annex.
"Notes" means the EUR 500,000,000 0.875% guaranteed notes issued by the Issuer due 2026 and the EUR 500,000,000 1.625% guaranteed notes issued by the Issuer due 2031 and includes, where the context permits, the Notes, including the Guarantee, in all forms referred to in this opinion.

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"Offer Regulations" means:

(a)
Commission Delegated Regulation (EU) 2019/979 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council with regard to regulatory technical standards on key financial information in the summary of a prospectus, the publication and classification of prospectuses, advertisements for securities, supplements to a prospectus, and the notification portal, and repealing Commission Delegated Regulation (EU) No 382/2014 and Commission Delegated Regulation (EU) 2016/301;

(b)
Commission Delegated Regulation (EU) 2019/980 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council as regards the format, content, scrutiny and approval of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Commission Regulation (EC) No 809/2004;

(c)	Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse;

(d)	Regulation (EC) No 1060/2009 of the European Parliament and the Council of 16 September 2009 on credit rating agencies to the extent applicable to the Prospectus; and

(e)	the Wft.
"Power of Attorney" is defined in various definitions in part 2 (Companies) of this Annex.
"Prospectus" is defined in part 3 (Issue Documents) of this Annex.
"Prospectus Regulation" means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC.
"Prospectus Supplement" is defined in part 3 (Issue Documents) of this Annex.
"Registration" means the registration by the Issuer of the Notes with the SEC under the Securities Act.

"Registration Statement" is defined in part 3 (Issue Documents) of this Annex.
"Sanctions List" means each of:

(a)	each list referred to in:

(i)	Article 2(3) of Council Regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view to combating terrorism;

(ii)
Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain specific restrictive measures directed against certain persons and entities associated with the ISIL (Da'esh) and Al-Qaida organisations, and repealing Council Regulation (EC) No 467/2001 prohibiting the export of certain goods and services to

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Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial resources in respect of the Taliban of Afghanistan; or

(iii)	Article (1)(1) of the Council Common Position of 27 December 2001 on the application of specific measures to combat terrorism; and

(b)	the national terrorism list (nationale terrorismelijst) of persons and organisations designated under the Sanction Regulation Terrorism 2007-II (Sanctieregeling terrorisme 2007-II).
"SEC" means the U.S. Securities and Exchange Commission.
"Securities Act" means the U.S. Securities Act of 1933, as amended.
"Supplemental Indenture" is defined in part 3 (Issue Documents) of this Annex.
"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe.
"Trade Register Extract" is defined in various definitions in part 2 (Companies) of this Annex.
"Trustee" means Deutsche Bank Trust Company Americas.
"Underwriters" means Citigroep Global Markets Limited and Deutsche Bank AG, London Branch, as representatives of the several underwriters listed on Schedule A of the Underwriting Agreement.
"Underwriting Agreement" is defined in part 3 (Issue Documents) of this Annex.
"Wft" means the Financial Markets Supervision Act (Wet op het financieel toezicht).

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Part 2 - Companies
In this opinion:
"Companies" means the Issuer and the Guarantor.
"Guarantor" means LyondellBasell Industries N.V., with seat in Rotterdam, Trade Register number 24473890, and in relation to this Company:

(a)	"Board Regulations" means each of:

(i)	the management board regulations of its management board (bestuur) dated 21 February 2019 and retrieved from its website on 29 July 2019; and

(ii)	the charter of the Finance Committee of its management board (bestuur) dated 21 February 2019 retrieved from its website on 29 July 2019.

(b)	"Company Certificate" means each of:

(i)
the company certificate from the assistant general counsel of the Guarantor dated 2 March 2016 relating to the resolutions taken and the discussions had by the supervisory board of the Guarantor during a meeting on 16 February 2016;

(ii)
the company certificate from the corporate secretary of the Guarantor dated 17 September 2019 relating to the resolutions taken and the discussions had by the management board of the Guarantor during a meeting on 17 July 2019.

(c)	"Corporate Resolution" means each of:

(i)	the written resolution of its management board (bestuur) including a power of attorney granted by it to Thomas Aebischer, Billy Allen and Larry Somma and dated 16 February 2016;

(ii)
the resolutions of its supervisory board (raad van commissarissen) adopted in the joint meeting of the management board and the supervisory board held on 16 February 2016 as evidenced by the Company Certificate;

(iii)
the resolutions of its management board (bestuur) including a power of attorney granted by it to Bhavesh Vaghjibhai Patel, Thomas Aebischer, Jeffrey Kaplan, Larry Somma and Charity Kohl adopted during a meeting on 17 July 2019 as reflected in the extract of the minutes of that meeting attached to the Company Certificate;

(d)	"Power of Attorney" means each of two powers of attorney included in each resolution of its management board referred to in the definition of "Corporate Resolution" in paragraph (c) above; and

(e)	"Trade Register Extract" means each of two Trade Register extracts relating to it provided by the Chamber of Commerce and dated 29 February 2016 and 12 September 2019.
"Issuer" means LYB International Finance II B.V., with seat in Rotterdam, Trade Register number 65196058, and in relation to this Company:

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(a)	"Corporate Resolution" means:

(i)	a written resolution of its management board (bestuur) including a power of attorney granted by it to Larry Somma and dated 16 February 2016; and

(ii)
a written resolution of its management board (bestuur) including a power of attorney granted by it to Bhavesh Vaghjibhai Patel, Thomas Aebischer, Jeffrey Kaplan, Jacinth Smiley and Larry Somma and dated 28 August 2019; and

(b)	"Power of Attorney" means each of two powers of attorney included in each resolution of its management board referred to in the definition of "Corporate Resolution" in paragraph (a) above; and

(c)	"Trade Register Extract" means each of two Trade Register extracts relating to its provided by the Chamber of Commerce and dated 29 February 2016 and 12 September 2019.

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Part 3 - Issue Documents
In this opinion:
"Agreements" means the Indenture and the Underwriting Agreement.
"Base Prospectus" means the prospectus included in the Registration Statement.
"Current Report" means the Issuer's current report on Form 8-K dated 17 September 2019, reporting the issue of the Notes (excluding any documents incorporated by reference into the report and any exhibits to the report).

"Guarantee" means the guarantee of the Notes by the Guarantor.

"Indenture" means the indenture dated 2 March 2016 between the Companies and the Trustee, as supplemented by the Supplemental Indenture.
"its Agreements" means, in relation to a Company, each Agreement to which it is expressed to be a party.
"Prospectus" means the Base Prospectus as supplemented by the Prospectus Supplement.
"Prospectus Supplement" means the prospectus supplement dated 10 September 2019.
"Registration Statement" means the registration statement on Form S-3 dated 22 February 2019 in relation to the registration by the Guarantor and the Issuer of, inter alia, the Notes with the SEC under the Securities Act (including the Base Prospectus, but excluding any documents incorporated by reference in it and any exhibits to it).
"Supplemental Indenture" means the first supplemental indenture to the Indenture dated 17 September 2019.
"Underwriting Agreement" means the underwriting agreement dated 10 September 2019 between the Companies and the Underwriters.

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